UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 05, 2025

Claros Mortgage Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-40993	47-4074900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Mack Real Estate Credit Strategies, L.P. 60 Columbus Circle, 20th Floor
New York, New York		10023
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 484-0050

(Former Name or Former Address, if Changed Since Last Report)

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CMTG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 5, 2025 (the “Amendment Effective Date”), Claros Mortgage Trust, Inc. (the “Company”), the subsidiary guarantors named therein and the lenders party thereto, entered into an Amendment No. 6 to Term Loan Credit Agreement (“Amendment No. 6”) to the Company’s Term Loan Credit Agreement, dated as of August 9, 2019, as amended by Amendment No. 1 to Term Loan Credit Agreement, dated as of December 1, 2020, Amendment No. 2 to Term Loan Credit Agreement, dated as of November 15, 2021, Amendment No. 3 to Term Loan Credit Agreement, dated as of December 2, 2021, Amendment No. 4 to Term Loan Credit Agreement, dated as of May 5, 2023 and Amendment No. 5 to Term Loan Credit Agreement, dated as of September 12, 2025 (and as further amended by Amendment No. 6, the “Credit Agreement”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Credit Agreement.

Amendment No. 6 provides for, among other things, (i) a required $150 million prepayment of outstanding Term Loans, (ii) a reduction of the minimum Tangible Net Worth financial covenant to $1,400,000,000 for the period from the Amendment Effective Date to March 31, 2026, (iii) a waiver of the minimum Interest Coverage Ratio financial covenant for the Test Periods for Fiscal Quarters ending September 30, 2025, December 31, 2025, and March 31, 2026, (iv) the modification of certain affirmative and negative covenants, including the requirement to prepay Term Loans with a portion of the Net Proceeds of certain Dispositions and (v) the limitation of certain rights of the Company to, among other things, create or transfer assets to unrestricted subsidiaries. Amendment No. 6 is subject to certain conditions subsequent, including the payment of certain fees and expenses, which shall be satisfied within three business days of the Amendment Effective Date.

The foregoing summary of Amendment No. 6 does not purport to be complete and is qualified in its entirety by references to Amendment No. 6, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1*+

Amendment No. 6 to Term Loan Credit Agreement by and among the Company, the subsidiary guarantors named therein and the lenders party thereto, dated as of November 5, 2025

104

Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Filed herewith

+

Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) or certain schedules and attachments to this exhibit have been omitted pursuant to Regulation S-K, Item 601(a)(5). Such omitted information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAROS MORTGAGE TRUST, INC.

Date:	November 6, 2025	By:	/s/ J. Michael McGillis
J. Michael McGillis Chief Financial Officer, President and Director (Principal Financial and Accounting Officer)